SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

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              Date of Report (Date of earliest event reported)
                              JANUARY 10, 2002


                            SCREAMINGMEDIA, INC.
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           (Exact name of registrant as specified in its charter)


         Delaware                    000-30309                13-4042678
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   (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                           Identification No.)


601 West 26th Street
13th Floor
New York, NY                                            10001
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(Address of principal executive offices)              (Zip Code)


                               (212) 691-7900
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            (Registrant's telephone number, including area code)


                                   (N/A)
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       (Former name or former address, if changed since last report)



                    INFORMATION TO BE INCLUDED IN REPORT



Item 9      REGULATION FD DISCLOSURE

         On January 10, 2002, ScreamingMedia Inc. (the "Corporation") announced that Kirk M. Loevner was named President and Chief Executive Officer of the Corporation effective January 10, 2002. Mr. Loevner was also elected to the Board of Directors. It was also announced that Kevin Clark, former Chief Executive Officer, would remain Chairman of the Board of Directors. The January 10, 2002 press release, announcing these changes, is incorporated herein by reference, and a copy is furnished herewith as
Exhibit 99.



                                 SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 10, 2002

                                     SCREAMINGMEDIA, INC.


                                     By: /s/ David Obstler
                                         ----------------------------------
                                         David Obstler
                                         Chief Financial Officer and Treasurer
                                         Dated: January 10, 2002




                               EXHIBIT INDEX


EXHIBIT NO.            DESCRIPTION
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      99               Press release, dated January 10, 2002.






ScreamingMedia
How Content Works


Contact:
Sanuber Bilguvar
212.659.1216
sbilguvar@screamingmedia.com


FOR IMMEDIATE RELEASE



         SCREAMINGMEDIA NAMES KIRK M. LOEVNER AS PRESIDENT AND CEO

                     -Kevin Clark Remains as Chairman -


NEW YORK, New York, January 10, 2002 - ScreamingMedia Inc. (Nasdaq: SCRM), a leading global provider of content and technology solutions, today announced that it has appointed Kirk M. Loevner as president and chief executive officer. Mr. Loevner brings to ScreamingMedia 20 years of experience managing technology businesses at leading companies such as Apple Computer and Silicon Graphics. Mr. Loevner was also elected to ScreamingMedia's board of directors, with prior CEO, Kevin Clark, remaining as chairman of the board. Loevner's appointment is part of the Company's leadership succession plan announced in May 2001.

"Kirk is a true visionary in both conceiving and implementing winning business strategies. His expertise in conceptualizing unique business ideas, identifying new market opportunities and his savvy in marketing new products make him an ideal leader to drive ScreamingMedia's growth in coming years," said Kevin Clark, chairman, ScreamingMedia. "Kirk is a valuable complement to our management team not only because of his proven leadership skills, but also because he shares our ideas and strategic vision, which will allow for an invisible transition and keep our focus on our top goal: reaching EBITDA profitability in 2002."

Commenting on the announcement, Kirk Loevner, ScreamingMedia's new CEO and president, said: "It is the perfect time to be stepping in to lead ScreamingMedia. The current management team has done an outstanding job in developing and executing a growth strategy that has already put the firm on a path to profitability. Together, we will continue executing on this strategy and pursue the tremendous market opportunity ahead for the Company."

Loevner, 44, has been active in the technology sector for the past two decades. He brings ScreamingMedia an ideal combination of technological know-how and management acumen that will help take the company to its next stage of evolution and make it the preferred content integration solutions provider for large enterprises.

Loevner has held several senior management positions at Apple Computer Inc. (Nasdaq: AAPL) and Silicon Graphics (NYSE: SGI) including vice president and general manager of Applesoft, Apple's software products division, and vice president and general manager of Applications & Market Development at Silicon Graphics. In these functions, Loevner led the strategic product development and marketing efforts, expanding the companies into new markets and significantly increasing sales. After Silicon Graphics, he joined Internet Shopping Network (ISN) as CEO where he pioneered the online auction business by launching First Auction, the first real-time auction site.

Loevner founded PublishOne Inc., a digital rights management company, in 1998 and formed successful partnerships with Adobe Systems and InterTrust. PublishOne was acquired by InterTrust Technologies (Nasdaq:ITRU) in January 2001.

"Kirk has an outstanding track record of building successful companies," said John Sculley, founder and partner of Sculley Brothers LLC and former CEO of Apple Computer Inc. "His background and experience provide him with the unique ability to create forward looking products and services that translate into sales. I believe shareholders will be pleased with his results-oriented leadership."

Loevner has served on the board of the Software and Information Industry Association for the past ten years. He has also served on the boards of Aptimus Inc. and CompareNet Inc. He has a B.S.E. degree in Computer Science and Applied Mathematics from Tufts University and an MBA from the Harvard Business School.


About ScreamingMedia
ScreamingMedia (Nasdaq: SCRM) is a leading provider of content and technology solutions for all enterprise platforms. ScreamingMedia's technology enables the aggregation, integration and distribution of content into websites, Intranets, Wireless Applications, iTV, and virtually any other platform. With the acquisition of Stockpoint, ScreamingMedia also provides turn-key and custom applications for information-intensive industries, such as the financial services sector. The company is headquartered in New York City and has offices in San Francisco, Coralville, Iowa, London, and Sydney, Australia through an exclusive agreement with BecomeMedia. For more information, visit ScreamingMedia's website at www.screamingmedia.com.

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